UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2026

THE GEO GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	1-14260	65-0043078
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4955 Technology Way, Boca Raton, Florida	33431
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (561) 893-0101

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 Par Value	GEO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5	Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Mark J. Suchinski as Chief Financial Officer

On February 27, 2026, Mark J. Suchinski, the Company’s Senior Vice President and Chief Financial Officer, notified The GEO Group, Inc. (“GEO” or the “Company”) of his decision to relocate out-of-state and leave his position effective March 31, 2026 (the “Separation Date”) to accept a position in another industry.

Appointment of Shayn March as Chief Financial Officer

Shayn March, Executive Vice President, Finance and Treasurer, was appointed Senior Vice President and Chief Financial Officer on March 5, 2026, effective April 1, 2026.

Mr. March, 60, joined GEO as Vice President of Finance and Treasurer in March 2009. Mr. March served as Acting Chief Financial Officer from January 2024 to July 2024. During his 17 years with GEO, Mr. March has played a pivotal role in the financial management of GEO and its subsidiaries and GEO’s acquisition, disposition and growth initiatives. Prior to joining GEO, Mr. March served as a Managing Director for the Corporate Investment Banking group at BNP Paribas, where he worked for eleven years in increasing capacities. From 1995 to 1997, Mr. March was employed at Sanwa Bank in the Corporate Finance Department. From 1988 to 1994, Mr. March was employed at UJB Financial in the Finance and Credit Audit Departments. Mr. March earned his Masters in Business Administration in Financial Management from the Lubin School of Business at Pace University and his Bachelor of Arts in Economics at Rutgers University.

In connection with his appointment, Mr. March and the Company entered into an Executive Employment Agreement (the “Employment Agreement”) on March 5, 2026, replacing the previous Executive Employment Agreement that GEO and Mr. March entered into, effective June 22, 2021, to provide that Mr. March will be employed by the Company for a two-year term beginning April 1, 2026 (the “Effective Date”). The term of the Employment Agreement may be extended by mutual agreement of the parties. Pursuant to the terms of the Employment Agreement, Mr. March will serve as Senior Vice President and Chief Financial Officer and perform all duties and responsibilities of a Chief Financial Officer as directed by the Chief Executive Officer and the Board of Directors. Either Mr. March or the Company may terminate Mr. March’s employment under the Employment Agreement for any reason upon not less than ninety (90) days written notice.

Under the terms of the Employment Agreement, Mr. March will be paid an annual base salary of $650,000, subject to the review and potential increase in the sole discretion of the Compensation Committee. Mr. March will also be entitled to receive a target annual performance award of 100% of Mr. March’s base salary in accordance with the terms of any plan governing senior management performance awards then in effect. Mr. March will be entitled to receive an annual equity incentive award of restricted stock with a grant date fair value equal to at least 80% of his base salary that will vest upon the attainment of certain performance goals in accordance with the terms of the Company’s equity compensation plan. In connection with Mr. March’s appointment as Chief Financial Officer, Mr. March shall receive an initial grant of 12,175 shares of restricted stock that shall vest upon the attainment of certain performance goals in accordance with the terms of the Company’s equity compensation plan.

The Employment Agreement provides that upon the separation of employment by Mr. March for good reason, by the Company without cause or upon the death or disability of Mr. March, he will be entitled to receive a separation payment equal to one (1) time the sum of his annual base salary payable over a period of twelve (12) months. The Company will also continue to provide Mr. March and any covered dependents with the Executive Benefits as defined in the Employment Agreement for a period of twelve (12) months after the date of separation.

In the event of Mr. March’s death within such twelve (12) month period, the Company will continue to provide the Executive Benefits to Mr. March’s covered dependents, and, if applicable to Mr. March’s estate. In addition, the Employment Agreement provides that upon such separation, GEO will transfer all of its interest in any automobile used by Mr. March pursuant to its Executive Automobile Policy and pay the balance of any outstanding loans or leases on such automobile so that Mr. March owns the automobile outright. Lastly, all of the outstanding and unvested stock options and restricted stock granted to Mr. March prior to separation will fully vest immediately upon separation; provided, however that any restricted stock that is subject to performance-based vesting shall be forfeited. Upon a separation of employment by GEO for cause or by Mr. March without good reason, Mr. March will be entitled to only the amount of compensation that is due through the effective date of the separation. The Employment Agreement includes a non-competition covenant that runs through the three-year period following the separation of the executive’s employment, and confidentiality and work product provisions.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Mr. March has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K, has no arrangement or understanding between him and any other person relating to his appointment as an officer required to be disclosed pursuant to Item 401(b) of Regulation S-K and has no family relationships required to be disclosed pursuant to Item 401(d) of Regulation S-K.

Section 7	Regulation FD

Item 7.01	Regulation FD Disclosure.

On March 5, 2026, the Company issued a press release announcing the senior management changes discussed in Item 5.02 above, which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished in this Item 7.01, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filings under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing. The filing of this Item 7.01 of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information herein that is required to be disclosed solely by reason of Regulation FD.

Section 9	Financial Statements and Exhibits.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Executive Employment Agreement, entered into on March 5, 2026, between The GEO Group, Inc. and Shayn March.

99.1	Press release, dated March 5, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GEO GROUP, INC.

March 5, 2026	By:	/s/ George C. Zoley
Date		George C. Zoley Chairman and Chief Executive Officer
(Principal Executive Officer)